Exhibit (m)(1)

NON-RESIDENT INVESTMENT ADVISER EXECUTION PAGE

You must complete the following Execution Page to Form ADV. This execution page must be signed and attached to your initial application for SEC registration and all amendments to registration.

1. Appointment of Agent for Service of Process

By signing this Form ADV Execution Page, you, the undersigned adviser, irrevocably appoint each of the Secretary of the SEC, and the Secretary of State or other legally designated officer, of any other state in which you are submitting a notice filing, as your agents to receive service, and agree that such persons may accept service on your behalf, of any notice, subpoena, summons, order instituting proceedings, demand for arbitration, or other process or papers, and you further agree that such service may be made by registered or certified mail, in any federal or state action, administrative proceeding or arbitration brought against you in any place subject to the jurisdiction of the United States, if the action, proceeding, or arbitration (a) arises out of any activity in connection with your investment advisory business that is subject to the jurisdiction of the United States, and (b) is founded, directly or indirectly, upon the provisions of: (i) the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Company Act of 1940, or the Investment Advisers Act of 1940, or any rule or regulation under any of these acts, or (ii) the laws of any state in which you are submitting a notice filing.

2. Appointment and Consent: Effect on Partnerships

If you are organized as a partnership, this irrevocable power of attorney and consent to service of process will continue in effect if any partner withdraws from or is admitted to the partnership, provided that the admission or withdrawal does not create a new partnership. If the partnership dissolves, this irrevocable power of attorney and consent shall be in effect for any action brought against you or any of your former partners.

3. Non-Resident Investment Adviser Undertaking Regarding Books and Records

By signing this Form ADV, you also agree to provide, at your own expense, to the U.S. Securities and Exchange Commission at its principal office in Washington D.C., at any Regional or District Office of the Commission, or at any one of its offices in the United States, as specified by the Commission, correct, current, and complete copies of any or all records that you are required to maintain under Rule 204-2 under the Investment Advisers Act of 1940. This undertaking shall be binding upon you, your heirs, successors and assigns, and any person subject to your written irrevocable consents or powers of attorney or any of your general partners and managing agents.

Signature

I, the undersigned, sign this Form ADV on behalf of, and with the authority of, the non-resident investment adviser. The investment adviser and I both certify, under penalty of perjury under the laws of the United States of America, that the information and statements made in this ADV, including exhibits and any other information submitted, are true and correct, and that I am signing this Form ADV Execution Page as a free and voluntary act.

I certify that the adviser’s books and records will be preserved and available for inspection as required by law. Finally, I authorize any person having custody or possession of these books and records to make them available to federal and state regulatory representatives.

Signature: /s/ CHARLES DONALD, MACRAE	Date: MM/DD/YYYY 01/03/2006
Printed Name: CHARLES DONALD, MACRAE	Title: DIRECTOR, OPERATIONS
Adviser CRD Number: 110753